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                                                                    EXHIBIT 10.4

                          FORM OF DEALERSHIP AGREEMENT

                                BMW (GB) Limited

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THIS AGREEMENT is made BETWEEN BMW (GB) LIMITED whose registered office is at
Ellesfield Avenue Bracknell Berkshire RG12 8TA (hereinafter called "BMW GB") and the Dealer specified in the Eighth Schedule hereto (hereinafter called "the Dealer").

Preamble

BMW GB and the Dealer enter into this Agreement with the desire and the expectation that the business endeavours of the Dealer and the dealer organisation as a whole and the activities of BMW GB will result in the greatest success possible.

BMW GB and the Dealer will endeavour through their co-operation in the distribution and maintenance of Contract Goods to satisfy in every way the expectations of Customers.

1.   BASIS OF THE AGREEMENT

1.1  Distribution Rights for Contract Goods

          BMW GB hereby appoints the Dealer to be and the Dealer undertakes the duty of being a dealer in Contract Goods in the Territory as hereinafter defined on the terms and conditions hereinafter appearing from the Commencement Date specified in the Eighth Schedule hereto.

1.2  BMW Support

          BMW GB intends that the Dealer will receive all relevant services to enable the Dealer to offer to its Customers, as it sees fit, the Customer Facilities as defined in Clause 14 hereof, but this Agreement does not itself apply to such Customer Facilities.

1.3  Modification of the Contract Goods

          (a) The Dealer will not, without the prior written consent of BMW GB, modify the Contract Goods using other than BMW Parts or offer for sale or distribute such modified goods unless such modification is the subject of a contract with a final consumer and concerns a particular BMW Vehicle purchased by such final consumer.

          b) The Dealer will use only the model designations applied by the Manufacturer from time to time.

1.4  Re-Sale of Contract Goods

          The Dealer will not supply Contract Goods to any reseller not authorised by BMW GB or directly or indirectly by the Manufacturer. This restriction does not apply to the extent that any such reseller purchases any BMW Parts for his own use in effecting repairs or maintenance.

          The term "reseller" includes any third party or intermediary not authorised as aforesaid who represents himself as an authorised reseller of BMW Vehicles or carries on an activity equivalent to that of a reseller.

          Sales of BMW Vehicles to final consumers using the services of any other intermediary are permitted only if that intermediary has the prior written authority of such final consumer to purchase a specific BMW Vehicle and, as the case may be, to accept delivery thereof on the final consumer's behalf.

          The Dealer must before completing the sale of any BMW Vehicle intended for use in the United Kingdom ensure that such BMW Vehicle is registered with the appropriate registration authority.

          In the event of any breach by the Dealer of this Clause 1.4, then, without prejudice to all other remedies which may be available to BMW GB, the Dealer may be required by BMW GB to pay the full recommended retail price for the Contract Goods in respect of which the breach occurs, and BMW GB may debit the account of the Dealer in accordance with the direct debit procedure operated by BMW GB with an amount equivalent to the aggregate of the difference between the recommended retail price and the wholesale price otherwise payable by the Dealer, together with any taxes thereon, and the amount of any bonus, discount or rebate received by the Dealer which would not have been given to the Dealer but for any sale or supply in breach of this clause 1.4.


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1.5  Independence of Dealer

          The Dealer operates its business in its own name, on its own account and at its own risk. It has no power to legally bind BMW GB or the Manufacturer and it is understood and agreed between the parties hereto that this Agreement shall not be construed as constituting the Dealer as agent of BMW GB or the Manufacturer for any purpose whatsoever. The Dealer will not describe itself as agent for BMW GB or the Manufacturer or in any words indicating any relationship of agency existing between the parties.

1.6  Assignment

          The Dealer will not without BMW GB's prior written consent assign or purport to assign the benefit of this Agreement either in whole or part to any third party.

          In deciding whether or not to grant such consent BMW GB will take into account all those matters which it would normally take into account when deciding whether or not to appoint a new dealer.

2.   THE TERRITORY

2.1  Description of the Territory

          The Territory is the area described in the Seventh Schedule hereto.

2.2  Responsibility in the Territory

          The Dealer represents the interests of BMW GB in the Territory. It is responsible for the sales promotion and full utilisation of the market potential for Contract Goods in the Territory.

          It is further responsible for ensuring the provision of the best possible customer service.

          The appointment of additional dealers in the Territory or any change of the Territory during the term of this Agreement require prior consent of the Dealer. This applies without prejudice to the right of BMW GB to appoint an additional dealer or to establish branches or distribution depots in the Territory if the Territory is served by more than one BMW Dealer and any such BMW Dealer ceases to be a BMW Dealer.

2.3  Activity Outside the Territory

          The Dealer will not outside the Territory with respect to Contract
          Goods:

          a)   maintain branches or delivery depots; or

          b) entrust a third party with the distribution or servicing of Contract Goods; or

          c)   solicit new Customers by personalised advertising.

2.4  Export

          The Dealer will not supply any Contract Goods, directly or indirectly, to any purchaser outside the territory of the European Economic Area
          (EEA) nor will the Dealer modify any Contract Goods for the purpose of such supply.

          In the event of any breach by the Dealer of this Clause 2.4, then, without prejudice to all other remedies which may be available to BMW GB, the Dealer may be required by BMW GB to pay the full recommended retail price for the Contract Goods in respect of which the breach occurs and, accordingly, BMW GB may debit the account of the Dealer in accordance with the direct debit procedure operated by BMW GB with an amount equivalent to the aggregate of the difference between the recommended retail price and the wholesale price otherwise payable by the Dealer, together with any taxes thereon, and the amount of any bonus, discount or rebate received by the Dealer which would not have been given to the Dealer but for any supply in breach of this clause 2.4.


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3.   ACTIVITY WITH RESPECT TO OTHER MOTOR VEHICLE PRODUCTS

3.1  Manufacture and Distribution of Third Party Products

          The Dealer will not without the prior written consent of BMW GB manufacture, sell, distribute, supply, or promote the distribution of any product which competes with Contract Goods or use such products in the repair or maintenance of any Contract Goods. The obligation contained in this Clause 3.1 applies to the following:

          a) new cars of other makes, EXCEPT on separate sales premises, under separate management, in the form of a distinct legal entity and in a manner which avoids confusion between makes

          b) sale and use of Non-BMW Parts which do not meet the same quality standard as BMW Parts

          If the Dealer uses Non-BMW Parts for the repair or maintenance of BMW Vehicles the Dealer undertakes to inform Customers, in a general manner, of the extent to which such Non-BMW Parts might be so used.

          The Dealer further undertakes to inform Customers in writing whenever Non-BMW Parts have been used for the repair or maintenance of BMW Vehicles.

          The Dealer will use only BMW Parts in carrying out any warranty or goodwill work or any work in connection with a product recall or modification campaign concerning Contract Goods.

3.2  Reasons for Release from Obligations

          BMW GB will release the Dealer from the obligations referred to in clause 3.1 a) where the Dealer shows that there are objective reasons for doing so.

4.   SCOPE OF THE ACTIVITY OF THE DEALER

4.1  Objectives

     4.1.1 Strengthening of the BMW GB Dealer Organisation

          The Dealer will continually endeavour to strengthen the BMW dealer organisation in its entirety.

     4.1.2 Responsibility for Sales and Advertising

          In assuming responsibility for the promotion of sales and the full utilisation of the market potential for Contract Goods the Dealer will use its best endeavours to conduct effective sales promotion and advertising making use of the most appropriate advertising media.

     4.1.3 Requirements of BMW GB

          In order to comply with its duties the Dealer will ensure that its business operations and representation conform with the reasonable requirements of BMW GB in respect of sales, customer and parts service, as they are, for example, set forth in the Schedules to this Agreement or as otherwise notified from time to time by BMW GB.

4.2  Sale of BMW Vehicles

     4.2.1 Delivery Forecast

          Prior to the beginning of each sales year, which shall be the calendar year unless otherwise notified by BMW GB, BMW GB shall propose to the Dealer a delivery forecast.

          The delivery forecast shall be based on the production potential of the Manufacturer and shall take into account, in particular;

          a)   forecast sales defined by BMW GB on a national level; and

          b) the market potential resulting from BMW GB's estimate of future sales in the Territory and nationally.

     4.2.2 Sales Targets

          The Dealer and BMW GB will annually agree sales targets in respect of BMW Vehicles and may also agree other specific targets in respect of BMW Vehicles from time to time. As well as the criteria referred to in clause 4.2.1 the following aspects shall in particular be taken into account:

          a)   Sales previously achieved in the Territory; and

          b)   The business development possibilities of the Dealer.

     4.2.3 Maintenance of Stocks and Demonstration Vehicles

          The Dealer undertakes to maintain an inventory of BMW Vehicles for display, demonstration and sale in each model series which is in line with the projected sales targets referred to in clause 4.2.2 and which is in accordance with the provisions of the Schedules hereto.


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          The Dealer will effect comprehensive insurance with an insurance company or underwriter of repute for any vehicle loaned to it by BMW GB for any purpose to the current retail price of the vehicle or any other value specified by BMW GB and upon request produce to BMW GB satisfactory evidence of such insurance.

4.3  Dealer's Parts Responsibilities

     4.3.1 The Dealer and BMW GB will annually agree sales targets in respect of BMW Parts and may also agree other specific targets in respect of BMW Parts from time to time. There shall be taken into account similar considerations to those applying to targets for BMW Vehicles referred to in sub-Clauses 4.2.1 and 4.2.2 hereof.

     4.3.2 Supply of Parts

          The Dealer will offer actual and potential Customers a supply of BMW Parts which corresponds to such Customers' expectations.

     4.3.3 Maintenance of Stocks

          The Dealer will maintain stocks of BMW Parts which are adequate in view of the business, market responsibility and servicing duties of the Dealer as well as the actual needs of Customers, in accordance with BMW GB's requirements set forth in Section B of the Third Schedule hereto, the parts information material published from time to time by BMW GB, and as otherwise notified by BMW GB from time to time.

     4.3.4 Storage Space and Outfitting Thereof

          The Dealer will continuously maintain storage space appropriately equipped for the storage of BMW Parts, to the standards set forth in Section B of the Third Schedule hereto and as otherwise notified by BMW GB from time to time.

          To the extent the Dealer offers or uses Non-BMW Parts covered by clause 3.1 of this Agreement it will identify these parts separately from BMW Parts.

4.4  Dealer's Service Responsibilities

     4.4.1 Servicing of Customers' Vehicles

          The Dealer will provide service for all BMW Vehicles pursuant to the provisions of the Fifth Schedule hereto, the conditions for warranty and goodwill and the service information material or other requirements published by or circulated from time to time by BMW GB and/or the Manufacturer.

     4.4.2 Scope of Customer Services

          The Dealer will:

          a) accept BMW Vehicles from the transport company used for the purpose by BMW GB, store them and deliver them to the Customers;

          b) inspect repair and maintain BMW Vehicles in accordance with any instructions of BMW GB and/or the Manufacturer in force from time to time;

          c) on the instructions of BMW GB participate in product recall or modification campaigns in which the Dealer will examine and modify if necessary all Contract Goods concerned;

          d) handle warranty and goodwill claims for any Customer provided the relevant Contract Goods were delivered by a supplier within the territory of the European Economic Area authorised directly or indirectly by the Manufacturer.

     4.4.3 Service Facilities

          The Dealer will maintain service facilities which enable it to render services in accordance with the requirements of Customers and BMW GB. For this purpose the Dealer is required to equip its facility with the BMW-prescribed special tools, measuring and test instruments and equipment and to conform with the provisions as to Service Requirements set forth in the Fifth Schedule hereto and as otherwise notified by BMW GB from time to time.

     4.4.4 Service for Third Party Products

          In so far as the Dealer provides service in respect of third party products, the Dealer will ensure that a third party cannot benefit unduly from investments made by BMW GB and/or the Manufacturer, notably in equipment or the training of personnel.


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5.   DIRECT SALES THROUGH BMW GB

5.1  Sales Reservation

     BMW GB may supply Contract Goods directly or indirectly to:

          a) final consumers, to the extent this occurs through branches or distribution subsidiaries,

          b)   fleet users,

          c) public or local authorities or similar national or international organisations,

          d)   foreign public organisations,

          e) racing drivers and teams recognised by BMW GB or by the Manufacturer or any of their Connected Undertakings,

          f) its employees and their families and those of any Connected Undertaking of BMW GB,

          g) its suppliers or employees thereof, celebrities and media representatives where it feels there are special reasons for so doing,

          h)   vehicle and original equipment manufacturers, and

          i)   Connected Undertakings of BMW GB.

6.   SUPPLIES AND SALES TO THE DEALER

6.1  Obligations to Deliver and Purchase

     BMW Vehicles will be supplied on consignment to the Dealer by BMW GB upon the terms and conditions set out in the First Schedule hereto.

     BMW Vehicles will be sold to the Dealer by BMW GB on the terms and conditions set out in the Second Schedule hereto.

     BMW Parts will be sold to the Dealer by BMW GB on the terms and conditions set out in the Third Schedule hereto.

6.2  Ordering of Contract Goods

     The Dealer will order Contract Goods according to the BMW GB ordering system or such amended procedures as are from time to time notified by BMW GB.

6.3  Assumption of Warranty

     a) BMW GB grants to the Dealer a warranty for Contract Goods according to the terms of sale and delivery for BMW Vehicles and Parts as specified in the Second and Third Schedules hereto.

     b) When reselling or supplying Contract Goods to a Customer the Dealer will grant to the Customer a warranty which at least corresponds to the scope of the warranty granted by BMW GB to the Dealer.

     c) Warranty claims will be handled and settled in accordance in to the Fourth Schedule hereto.

6.4  Liability for Orders

     BMW GB will not be liable for its failure to deliver any orders of the
     Dealer:

     a) For reasons of Force Majeure as defined in Clause 13.4 of this Agreement;
          or

     b) If the Manufacturer's production series of any Contract Goods ordered has been discontinued.

7.   BUSINESS OPERATIONS

7.1  Business Premises and Equipment Thereof

     7.1.1 General Requirements

          The Dealer will maintain business premises which are appropriate in terms of size, equipment, facilities, location, internal and external appearance (i.e. corporate identity), and in all technical and business aspects in such a way as to meet reasonable expectations of actual and potential Customers of the BMW brand as well as the requirements of BMW GB necessary to fulfil the purpose of this Agreement.

     7.1.2 Business Premises and Offices

          The Dealer's business premises, offices and other installations and their technical equipment must meet reasonable Customer expectations with respect to sales and service of Contract Goods. They must conform to the standards and provisions set forth in the Fifth and Sixth Schedules hereto and as otherwise notified by BMW GB from time to time and must also correspond to the particular business situation of the dealership including such considerations as volume of sales, service and parts business.


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          The Dealer's obligations hereunder apply in particular, but without limitation, to:

          a)   showrooms and space for new cars;

          b)   presentation and sales facilities for the parts business; and

          c)   capacity and equipment of customer service facilities

     7.1.3 Business Expansion - Investment

          The Dealer will expand its business and facilities in line with the expansion of business volume, save that, the Dealer will obtain the prior written consent of BMW GB if the operations of the Dealer may be directly or indirectly affected by any substantial work of construction and alterations or other large investment or other major commitment which the Dealer intends to carry out or undertake.

7.2  Personnel Requirements

     7.2.1 Key Personnel

          BMW GB enters into this Agreement in reliance upon the fact that the Key Personnel specified in the Eighth Schedule will ensure that the obligations of the Dealer under this Agreement are properly fulfilled.

     7.2.2 Changes in Key Personnel

          The Dealer will not appoint any person in substitution for or in addition to the Key Personnel specified in the Eighth Schedule or change any of the functions carried out by the said Key Personnel or any of them without the prior written consent of BMW GB. This consent may be withheld only if BMW GB consider that the change or its effect might impair the performance of this Agreement or other important interests of BMW GB.

     7.2.3 Sales and Technical Personnel and Training

          The Dealer will employ in all aspects of its business covered by this Agreement sufficiently trained business and technical personnel and ensure their ongoing and further training. The Dealer will make use of the training facilities and systems offered by BMW GB and, in co-operation with BMW GB, enable and encourage the regular attendance by its personnel at the appropriate training courses.

7.3  Financing and Equity

     7.3.1 Financial Situation - Equity Holdings

          The financial base of the Dealer's business and the equity holdings must correspond to the requirements generally and reasonably approved by BMW GB for BMW Dealers for a proper and economically sound management of the Dealer's business. BMW GB may verify through inspection of the Dealer's relevant business records, and those of any Connected Undertaking of the Dealer relevant to the Dealer's business. the amount of the share capital, equity holdings and any shareholder agreements on profit and loss distribution and, if necessary, require measures to be initiated which ensure compliance with this clause.

     7.3.2 Changes in the Ownership and Equity Holdings

          No change in the ownership of, or the composition of shareholdings in, the Dealer or any material change in the constitution of the Dealer shall be made without the prior written consent of BMW GB.

          This consent may be withheld only if BMW GB consider that the change or its effect might impair the performance of this Agreement or other important interests of BMW GB.

7.4  Organisational Requirements

     7.4.1 Data Processing - Exchange of information

          In order to ensure the most rational operational procedure possible the Dealer will use data processing in all areas of its business to the extent economically feasible. The Dealer will create the organisational and technical basis necessary to ensure the optimum development of its business and the reciprocal flow of data between it and BMW GB.

          The Dealer will ensure that its data processing system is compatible with that of BMW GB.


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     7.4.2 Accounting

          In the interest of uniformity of the accounting system within the BMW GB dealer network the Dealer will operate an accounting system compatible with the requirements of BMW GB and will send to BMW GB, at the request of BMW GB, an operating report in such form as may be specified from time to time by BMW GB to cover the Dealer's operations.

8.   ADVERTISING AND TRADEMARKS

8.1  Advertising

     The Dealer will advertise Contract Goods in accordance with recommendations made from time to time by BMW GB. The Dealer will give preference to the advertising materials recommended by BMW GB.

     The Dealer will not use any advertisement which is inconsistent with the public image or corporate identity of BMW GB or the Manufacturer or which may in any respect bring the Dealer, BMW GB or the Manufacturer into disrepute.

8.2  Business Name

     8.2.1 The Dealer will represent itself to third parties as an officially authorised BMW Dealer.

     8.2.2 The Dealer will not use the names Bayerische Motoren Werke or any translation or any derivation or abbreviation thereof in its own name or address nor will the Dealer without the prior written consent of BMW GB change its name.


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8.3  Exhibitions and Fairs

     8.3.1 The Dealer will give BMW GB reasonable notice when it intends to participate in an exhibition or trade fair. BMW GB may prohibit the Dealer from participating in exhibitions and fairs in relation to the Contract Goods when the reputation of BMW GB or the Manufacturer may be jeopardised.

     8.3.2 When participating in any exhibitions or fairs in relation to the Contract Goods, the Dealer will comply with the requirements of BMW GB in respect of any use of the Manufacturer's trademarks.

8.4  Use of Trademarks generally

     8.4.1 The Dealer will use in its business the Manufacturer's trademarks as notified by BMW GB to the Dealer in such manner as is specified by BMW GB from time to time and without making any additions or change to them.

     8.4.2 The Manufacturer's trademarks may not be used for or in connection with goods other than Contract Goods.

     8.4.3 Unless specifically authorised by BMW GB in writing, the Dealer has no right to license any third party to use any of the Manufacturer's trademarks.


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8.5  Trademark Infringement

     8.5.1 The Dealer will immediately inform BMW GB of any infringement of the Manufacturer's trademarks by third parties. BMW GB will take appropriate action against such trademark infringement and the Dealer will support BMW GB in such action or prevention of infringement.

     8.5.2 The Dealer shall not, without the prior written consent of BMW GB, permit any of the Manufacturer's trademarks to be used to endorse or promote any third party products or services.

8.6  Corporate Identity

     The Dealer will observe in its advertising and its business stationery as well as generally in the use of the Manufacturer's trademarks the Corporate identity Programme from time to time provided by BMW GB.

9.   SUPPLY OF INFORMATION BY DEALER

9.1  Advice and Information

     BMW GB will at any time and in an appropriate manner advise and counsel the Dealer on the basis of data and other information supplied to it by the Dealer with regard to business and technical matters. This includes in particular, management advice based on BMW GB's experience acquired through comparing dealer businesses and balance sheets submitted by BMW Dealers. It is therefore necessary that BMW GB and the Dealer mutually inform each other on all essential points pursuant to the provisions of the following clauses


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     9.2, 9.3 and 9.4 and that the Dealer reports continually and fully to BMW
     GB on its business activity.

     Customer data received by BMW GB from the Dealer will be held by BMW GB after as well as during this Agreement and, in the event of the Dealer ceasing to be a BMW Dealer, may be shared by BMW GB with other BMW Dealers.

     The Dealer will notify in writing a Director or the Company Secretary of BMW GB immediately it becomes aware of any claim or proceedings against it or BMW GB or the Manufacturer or another BMW Dealer arising in connection with any Contract Goods or otherwise and the Dealer will, where the claim or proceedings entail a possible liability of the Dealer for damages in respect of which the Dealer may wish to have recourse against BMW GB or the Manufacturer, follow BMW GB's instructions.

9.2  Reports on Sales Activity

     The Dealer will report regularly to BMW GB its sales including in particular the immediate presentation of new orders and registration applications. BMW GB may at any time request reports on the market situation, stock in hand and estimated stock requirements of the Dealer including estimated customer orders within the scope of the Dealer's business.

9.3  Business Data of the Dealer

     The Dealer will if so requested by BMW GB participate regularly in the BMW GB comparative dealer study with an integrated accounting plan. The Dealer will be informed by BMW GB of the result of the comparative dealer study.


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     The Dealer will submit annually within six months of its financial year end for inspection by BMW GB its balance sheet and profit and loss account certified by its auditors. In the case of the Dealer having a Connected Undertaking, the annual financial statements of the Connected Undertaking will be submitted as well as the annual financial statements of the Dealer, insofar as BMW GB consider that this is important for the evaluation of the Dealer's BMW business.

9.4  Supply of information - Inspection of the Business Records

     In order to review the performance by the Dealer of its obligations under this Agreement, BMW GB will be provided by the Dealer with all necessary information and documents from time to time requested by BMW GB and the Dealer will permit any person authorised by BMW GB to enter any premises of the Dealer at any reasonable time for the purpose of obtaining such information or inspecting documents including all business and accounting records.

10.  CONFIDENTIALITY AND PROTECTION OF DATA

10.1 Confidentiality of the Dealer's Information

     BMW GB will treat all information supplied to it by the Dealer under clauses 7.3.1, 7.4.2, 9.3 and 9.4 as confidential between BMW GB the Manufacturer and the Dealer, save insofar as such information comes into the public domain or into the possession of BMW GB from a source other than the Dealer, and save insofar as it is reproduced by BMW GB in the comparative dealer study referred to in sub-clause 9.3.


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10.2 Confidentiality of the Manufacturer's and BMW GB's Information

     10.2.1 The Dealer will both during and at any time after the termination of this Agreement:

               a) treat all information supplied to it by BMW GB or the Manufacturer as confidential between the Dealer, BMW GB and the Manufacturer, save insofar as such information comes into the public domain other than as a result of any breach by the Dealer of its obligations hereunder; and

               b) ensure that any of its employees or agents who come into possession of such information will be informed of and will observe the obligations of this Clause 10.2.

               Without prejudice to the generality of the foregoing, the Dealer's obligations under this clause shall apply in particular with regard to the know-how provided by the Manufacturer or BMW GB for sales and service including any information intended only for the internal use of the Dealer.

     10.2.2 The Dealer will not, either during or at any time after the termination of this Agreement, make public, use to the detriment or prejudice of BMW GB or the Manufacturer, or, except in the proper course of the Dealer's duties under this Agreement, divulge to any person any information which either expressly or by implication or from its context is confidential concerning any aspects of the business or affairs of BMW GB or the Manufacturer.


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10.3 Technical Information

     Without prior written consent by BMW GB the Dealer shall not be entitled either during or at any time after the termination of this Agreement to provide to third parties technical information supplied by BMW GB and/or the Manufacturer and/or any of their Connected Undertakings. In the event that third parties request the Dealer to provide such information, he shall immediately inform BMW GB thereof.

11.  DURATION OF THE AGREEMENT AND TERMINATION

11.1 Duration

     This Agreement contains the whole agreement between the parties and is in substitution for and supersedes all previous agreements (if any and whether written or oral) between BMW GB and the Dealer relating to Contract Goods. It will commence or will be deemed to have commenced on the Commencement Date shown in the Eighth Schedule and will continue thereafter unless terminated in accordance with me provisions of this Agreement.

11.2 Termination by the Dealer

     The Dealer may terminate this Agreement at any time by giving not less than twenty-four months' written notice to expire at the end of any calendar month. Any right the Dealer may have to terminate this Agreement for fundamental breach is not affected by this clause.


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11.3 Ordinary Notice to Terminate by BMW GB

     BMW GB may terminate this Agreement at any time by giving not less than twenty-four months written notice to expire at the end of any calendar month.

11.4 Termination for Cause by BMW GB

     BMW GB may terminate this Agreement forthwith and without notice for cause where the Dealer fails to perform any of its basic obligations including but not limited to:

     a) The Dealer (including in the case of a firm any partner thereof) becoming insolvent by reason of its inability to pay its debts as they fall due, or entering into liquidation whether voluntarily or compulsorily other than for the purposes of a reconstruction or amalgamation, or having a trustee, receiver, administrative receiver or similar officer appointed in respect of all or any part of the business or assets of the Dealer, or making any arrangement or composition with its creditors, or suffering the making of an administration order in respect of all or any part of its assets, or taking or suffering any similar action in consequence of a debt, or ceasing or threatening to cease to trade or, if the Dealer is not incorporated, dying.

     b) Circumstances arising which BMW GB consider impair the creditworthiness and/or financial position of the Dealer such that an orderly continuation of the business is or may be jeopardised or is no longer possible;

     c) any payments made to BMW GB by the Dealer by any means being dishonoured or cancelled otherwise than by reason of a clerical error;

     d) the Dealer becoming unable to control its business or any premises thereof wholly or in part as is necessary to enable it to fulfil its obligations under this Agreement;

     e) any material information provided by the Dealer to BMW GB in the negotiations leading to the formation of this Agreement or required to be provided by the Dealer at any time to BMW GB by this Agreement being false;

     f) the Dealer repeatedly and to a substantial extent violating the provisions of Clauses 1.4 and 2.4 of this Agreement;

     g) the Dealer or any Connected Undertaking of the Dealer (including, in the case of a firm, any partner thereof) or any of its or their Directors or any Key Personnel as specified in the Eighth Schedule hereto committing any indictable offence that might bring the Dealer or BMW GB or the standing of BMW GB or the Manufacturer into disrepute;

     h) any dispute arising between BMW GB and the owners, shareholders or managers of the Dealer or between any of those persons which in the opinion of BMW GB impairs the effective management of the Dealer's business and the observance by the Dealer of its obligations hereunder;

     i) the Dealer failing to obtain any consent required under this Agreement from BMW GB, save where BMW GB would have been obliged to grant the relevant consent.

     j) any circumstance arising which BMW GB considers substantially impairs the business reputation of the Dealer;

     k) the Dealer committing a serious breach of this Agreement or a breach which is similar to a breach previously remedied following notice under clause 11.5 of this Agreement; or

     l) the Dealer taking any action that endangers the status of this Agreement under Commission Regulation (EC) No 1475/95 (known more generally as the Block Exemption).

11.5 Notice of Termination for Unremedied Breach

     Subject always to Clause 11.4 of this Agreement, if the Dealer commits a breach of any of its basic obligations under this Agreement which BMW GB considers capable of remedy BMW GB may give to the Dealer notice of such breach requiring the same to be remedied within 28 days, or such other period as BMW GB considers reasonable in the circumstances, and if the Dealer fails to remedy the breach within such period BMW GB may terminate this Agreement by not less than three months written notice to expire at any time.

11.6 Changes in Connected Undertaking

     Should any change occur or be proposed in the beneficial ownership of any Connected Undertaking of the Dealer the Dealer will advise BMW GB as soon as possible of such change or proposal.

11.7 Reorganisation of Network

     If BMW GB or the Manufacturer considers it necessary to reorganise the whole or a substantial part of its dealer network BMW GB shall be entitled to terminate this Agreement by giving not less than twelve months' notice in writing to the Dealer to expire at any time.

12.  CONSEQUENCES OF TERMINATION OF THE AGREEMENT

12.1 Cancellation of Orders

     Upon termination of this Agreement BMW GB reserves the right to cancel all or any unexecuted orders accepted by it in respect of Contract Goods. BMW GB is not obliged to do so but may fulfil any of the orders to the extent BMW GB sees fit provided that they do not exceed the purchase quotas set forth in the Dealer Order Objectives already established by BMW GB with the Dealer and provided also that the Dealer submits a list within two weeks of the termination of this Agreement in which the individual Customers and the particular Contract Goods for such Customers are adequately specified and to which copy sales contracts are attached.

12.2 Handling of the Warranty Obligations of the Dealer

     BMW GB is not obliged to do so, but may deliver to the Dealer BMW Parts to the extent the Dealer needs them to fulfil its warranty obligations to Customers which arose prior to the termination of this Agreement within the scope of the warranty of BMW GB pursuant to clause 6.3.

12.3 Return of the Contract Goods

     a) BMW GB will within a period of 60 days after termination of this Agreement buy back the stocks of the Dealer's Contract Goods on the condition that they:

          (i)  were acquired directly from BMW GB or a BMW Dealer; and

          (ii) are included in the current sales programme of BMW GB at the time of the re-purchase; and

          (iii) are not sold; and

          (iv) are new, unused and undamaged and, where applicable, in their original retail packaging; and

          (v)  are clearly identifiable

     b) BMW GB will be under no obligation to re-purchase Contract Goods if the termination of this Agreement is the result of actions of the Dealer which entitle or would have entitled BMW GB to terminate the agreement under clause 11.4 or 11.5.

     c) The Dealer will at BMW GB's request sell its entire stock or part of its stock of Contract Goods to BMW GB.

     d) Forthwith upon the termination of this Agreement any BMW Vehicles on consignment shall be returned at the expense of the Dealer (or at the expense of BMW GB if terminated by BMW GB) to BMW GB or to any place or person specified by BMW GB in the same condition as when received from BMW GB and on such return of the said Vehicles BMW GB shall repay the Dealer any sum deposited under the terms set out in the First Schedule hereto in respect of the BMW Vehicles returned less any sum considered by BMW GB to be due for loss damage or deterioration to the said Vehicles.

12.4 Re-Purchase Price

     a) BMW Vehicles will be re-purchased at their cost price to the Dealer. The cost of any rectification or repairs necessary to any such BMW Vehicles will be deducted from the amount paid to the Dealer.

     b) The price to be paid by BMW GB for the re-purchase of BMW Parts shall be the list price in force for such parts at the date on which the offer to repurchase is made by BMW GB less any increase in the price of such BMW parts during the period of twelve months prior to the date of such offer to repurchase, and less the normal discount granted by BMW GB and the average bonus earned by the Dealer in the same period.

12.5 Return Delivery

     Return delivery of the Contract Goods will be effected at the risk and cost of the Dealer, save that if the Contract Goods are delivered on the instructions of BMW GB to a place other than a Distribution Centre, the risk passes to BMW GB when the Contract Goods have been properly transferred to the forwarding agent or the carrier or other person responsible for the return delivery or a person designated by BMW GB. In this case, the transport costs are assumed by BMW GB, to the extent they exceed the costs of transport from the business premises of the Dealer to the Distribution Centre.

12.6 Removal of Advertising - Trademarks

     a) Upon termination of this Agreement the Dealer will at its own expense immediately remove from its premises all advertising material of BMW GB or the Manufacturer and, insofar as it is the property of BMW GB or the

          Manufacturer or any of their Connected Undertakings, return it to BMW GB. Furthermore, the Dealer will offer to sell, at BMW GB's request, all items within the BMW GB Corporate Identity Programme which are the property of the Dealer, at net book value, subject to a maximum price of the current market price which, in default of agreement, will be specified by BMW GB.

     b) Within one month of the termination of this Agreement the Dealer will at its own expense deliver to BMW GB all records, designs, manuals, specifications, handbooks, advertising material, corporate identity material, pylons, documents and any property belonging to BMW GB or the Manufacturer or any of their Connected Undertakings in its possession together with any copies thereof.

     c) Forthwith upon the termination of this Agreement the Dealer shall at its own expense remove from its premises all signs containing the name BMW and/or the BMW emblem and/or any other trademark or trade or brand name of the Manufacturer and shall cease to use the name BMW and/or the BMW emblem and/or any other trademark or trade or brand name of the Manufacturer on any stationery, advertisement or other literature and will not take any steps that might lead the public to infer that it is a BMW Dealer or fail to correct any confusion that the Dealer is still a BMW Dealer.

12.7 BMW GB Servicing Equipment

     Within two months of the termination of this Agreement BMW GB may serve written notice on the Dealer requiring that the Dealer sell all or part of its stock of special tools, including electronic analysis and testing equipment, to BMW GB at a price determined by BMW GB as the reasonable trade value applicable at the time of such re-purchase. If BMW GB does not serve such notice on the Dealer then BMW GB may endeavour to assist the Dealer in selling such stock of special tools.

12.8 Rights and Duties Arising from the Termination of the Agreement

     a) Termination of this Agreement for any reason shall not, unless otherwise expressly provided herein, affect any accrued rights of the parties hereto arising prior to the date of termination or any obligations which either expressly or from the context of this Agreement are intended to survive termination of the Agreement and without prejudice to the generality of the foregoing, it is expressly agreed that Clauses 10.1, 10.2, and 10.3 hereof will continue notwithstanding termination of this Agreement.

     b) To the extent certain rights and duties are fixed in this Agreement for the time following the termination thereof, compliance therewith does not have the effect of extending the terminated Agreement.

13.  FINAL PROVISIONS

13.1 Incorporation of Schedules

     The following are deemed to be part of this Agreement:

     Schedules 1 to 8 inclusive

13.2 Alterations

     No modifications or alteration to this Agreement shall have effect unless the same is agreed in writing between the parties.

13.3 Law and Jurisdiction

     This Agreement shall be governed by and construed in all respects in accordance with the law of England. Subject to clause 13.10, BMW GB and the Dealer irrevocably agree that the Courts of England are to have exclusive jurisdiction to decide any disputes which may arise out of or in connection with this Agreement.

13.4 Force Majeure

     BMW GB shall not be liable to the Dealer for any loss or damage sustained by the Dealer as a result of any failure or delay on BMW GB's part in the performance of any of its obligations under this Agreement or any agreement for the sale of Contract Goods if and to the extent that such failure or delay shall be by reason of any matter or thing beyond the reasonable control of BMW GB including but not limited to Acts of God, labour disputes, transportation failure or delays, riots, delays in production, strikes or difficulties of the Manufacturer in proceeding with the production of Contract Goods.

13.5 Right of Set-Off

     At any time during or after the termination of this Agreement:

     13.5.1 BMW GB shall be entitled to set off against any claim made by or any amount due to the Dealer:

          a) The Invoice Sum of any Contract Goods, or other goods, delivered to or as directed by the Dealer, remaining unpaid by the Dealer in whole or in part; and

          b) the value of any amount due to or any claim by BMW GB from or against the Dealer, whether under this Agreement or under any other agreement between BMW GB and the Dealer.

     13.5.2 Without prejudice to the provision in Clause 13.5.1 above, BMW GB may apply in or towards the payment of any amount due to, or claim by, BMW GB from or against the Dealer:-

          a)   any sum of money deposited by the Dealer with BMW GB; and

          b) any goods or other property whatsoever belonging to the Dealer which may be in the possession of BMW GB.

13.6 Headings

     The headings appearing herein are inserted for convenience only and shall not affect the construction of this Agreement.

13.7 Restrictive Trade Practices

     Neither party to this Agreement shall give effect to or enforce or purport to enforce any provision of this Agreement by virtue of which this Agreement is subject to registration under the Restrictive Trade Practices Act 1976 until the day after particulars of this Agreement have been furnished to the Director General of Fair Trading pursuant to the terms of
     Section 24 of that Act.

13.8 Waiver of Breaches

     Failure by BMW GB or the Dealer to enforce at any time any of the provisions of this Agreement shall not be construed as a waiver of any of BMW GB's or the Dealer's rights hereunder nor in any way affect the validity of this Agreement or any part thereof.

13.9 Notices

     13.9.1 Unless otherwise stated all notices to be served or given under this Agreement shall be in writing and for this purpose "writing" shall include transmission by facsimile transmission.

     13.9.2 Any notice to be served or given by either of the parties upon the other shall be sent by prepaid recorded delivery or registered post or (in the case of a notice to be given by BMW GB to the Dealer) may be delivered by hand to the address as provided below or by facsimile to the correct facsimile number at such address of the party to be served and shall be deemed to have been received by the addressee at the time of delivery or in the case of service by post 48 hours after posting (excluding Saturdays, Sundays and Public Holidays) or in the case of a facsimile transmission on the date received by the addressee if received on or before 2.00 pm on any day (excluding Saturdays, Sundays and Public Holidays) and if received after 2.00 pm it shall subject as aforesaid be deemed to have been received on the following day (excluding Saturdays, Sundays and Public Holidays).

     13.9.3 Any notice served on the Dealer shall be sent to the Dealer's last known address.

     13.9.4 Any notice served on BMW GB shall be sent to its registered office for the time being.

          Dealer's rights hereunder nor in any way affect the validity of this Agreement or any part thereof.

13.9 Notices

     13.9.1 Unless otherwise stated all notices to be served or given under this Agreement shall be in writing and for this purpose "writing" shall include transmission by facsimile transmission.

     13.9.2 Any notice to be served or given by either of the parties upon the other shall be sent by prepaid recorded delivery or registered post or (in the case of a notice to be given by BMW GB to the Dealer) may be delivered by hand to the address as provided below or by facsimile to the correct facsimile number at such address of the party to be served and shall be deemed to have been received by the addressee at the time of delivery or in the case of service by post 48 hours after posting (excluding Saturdays, Sundays and Public Holidays) or in the case of a facsimile transmission on the date received by the addressee if received on or before 2.00 pm on any day (excluding Saturdays, Sundays and Public Holidays) and if received after 2.00 pm it shall subject as aforesaid be deemed to have been received on the following day (excluding Saturdays, Sundays and Public Holidays).

     13.9.3 Any notice served on the Dealer shall be sent to the Dealer's last known address.

     13.9.4 Any notice served on BMW GB shall be sent to its registered office for the time being.

     13.9.5 Each party agrees to notify the other forthwith of any change in its registered office or address (as the case may be) or facsimile number.

13.10 Conciliation Procedure

     13.10.1 If the parties disagree in respect of any matter mentioned in
          13.10.2 below they may use the procedure agreed in 13.10.3 below for quick resolution of the dispute.

     13.10.2 The procedure in 13.10.3 applies to any disagreement in respect of:

          a) a termination of this Agreement pursuant to sub-clauses 11.4, 11.5, 11.6 or 11.7 of this Agreement; or

          b)   sales targets pursuant to sub-clauses 4.2.2 or 4.3.1; or

          c) quantities of Contract Goods kept by the Dealer for display and/or stock pursuant to sub-clauses 4.2.3 or 4.3.3; or

          d) BMW Vehicles, or quantity thereof, kept by the Dealer for demonstration, pursuant to sub-clause 4.2.3.

     13.10.3 The procedure to resolve the dispute shall be for either party as soon as reasonably practicable after the dispute arises to initiate reference to the conciliation panel referred to in 13.10.4 below by serving written notice on the other party stating the matter about which there is disagreement and requesting reference to the conciliation canel, providing a copy of such notice to the Company Secretary of BMW GB for the time being. Upon service of such a notice by either party the Company Secretary of BMW GB shall refer the matter to the conciliation panel and notify the Dealer that he has done so.

     13.10.4 The conciliation panel shall be such panel as is established for the purpose by separate arrangements from time to time between BMW GB and a representative body of the BMW Dealer Network

          ("the Representative Body") to the intent that there shall at all times while this Agreement is in force be a standing panel of four members, two of whom are nominated by BMW GB and two of whom are nominated by the Representative Body, who will receive reference of any matter under clause 13.10.3 and will seek to resolve any dispute properly so referred to the conciliation panel. The conciliation panel will determine its own procedure in all respects, subject to the arrangements agreed between BMW GB and the Representative Body. BMW GB and the Representative Body may at any time nominate substitutes for the persons they have respectively nominated as members of the conciliation panel, either permanently or, if a member of the panel is unsuitable, unable or unwilling to act in a particular matter, on a temporary basis.

     13.10.5 In the event that the above conciliation procedure has not been initiated by either party serving written notice under 13.10.3 within 7 days after a dispute has arisen, or has not led to results accepted by both parties within one month of service of a notice under 13.10.3, or that at any time the interests of either party may be substantially impaired without recourse to a Court, either party shall be at liberty to commence any Court proceedings.

13.11 Value added and other Taxes

     To the extent that in any respect sums payable by the Dealer to BMW GB are from time to time subject to Value Added Tax or any other taxes, the Dealer shall pay such Value Added Tax or other taxes in addition to the sums payable.

14.  Definitions

1. (a) In this Agreement and in the Schedules hereto (unless the context otherwise requires) the words and expressions set out in Column (1) below will have the meanings set out opposite them in Column (2) below:

     (1)                                            (2)

"BMW Dealer"               a person having a written agreement with BMW GB or
                           any other importer of Contract Goods appointed by the
                           Manufacturer within the territory of the European
                           Economic Area, or with the Manufacturer, to sell
                           Contract Goods;

"BMW Parts"                all parts which are to be installed in or upon a BMW
                           Vehicle so as to replace components of that vehicle
                           which BMW GB offers in its current sales programme
                           for BMW Parts, irrespective of whether those parts
                           are made by the Manufacturer or supplied to the
                           Manufacturer or BMW GB by third parties.

"BMW Vehicles"             new motor vehicles with three or more road wheels
                           which are included in BMW GB's sales programme as
                           notified by BMW GB from time to time and which bear a
                           trademark of the Manufacturer.

"Connected Undertakings"   (a) undertakings one of which directly or indirectly;

                                (i) holds more than half of the capital or business assets of the other, or

                                (ii) has the power to exercise more than half the voting rights in the other, or

                                (iii) has the power to appoint more than half the members of the supervisory board, board of directors or bodies legally representing the other, or

                                (iv) has the right to manage the affairs of the other;

                      or (b) undertakings in relation to which a third undertaking is able directly or indirectly to exercise such rights or powers as are mentioned in
                           (a) above;

"Contract Goods"           BMW Vehicles and BMW Parts;

"Customer"                 a person who purchases or acquires, whether by way of
                           lease, hire, hire purchase or otherwise, one or more
                           Contract Goods for his own personal or commercial use
                           and not for re-sale in the course of business;

"Customer Facilities"      a)   finance, leasing, or similar products offered by
                                BMW GB or any of its Connected Undertakings; and

                           b)   BMW GB's Used Car Programme; and

                           c)   BMW GB's Accessories Programme; and

                           d)   Extended warranties

"Distribution Centre"      premises at which Contract Goods are stored by or on
                           behalf of BMW GB following importation into the
                           United Kingdom;

"Invoice Sum"              The Aggregate of:

                           (i) the price payable by the Dealer for the Contract
                           Goods in question (inclusive of any amounts payable for extras and value added tax and any other taxes if applicable);

                     and   (ii) the cost of transport between the Distribution
                           Centre and the place of delivery including all costs of packaging, warehousing, loading, unloading and checking;

"Manufacturer"             Bayerishe Motoren Werke Aktiengesellschaft of Munich,
                           Germany

"Non-BMW Parts"            all parts which are to be installed in or upon a BMW
                           Vehicle so as to replace components of that vehicle
                           which are not BMW Parts.

"Supply" and "Sell"        include other forms of supply such as leasing as well
                           as the ordinary meaning of the words;

"United Kingdom"           The United Kingdom of Great Britain and Northern
                           Ireland but including also for the purpose of this
                           Agreement, where the context admits, the Channel
                           Islands and the Isle of Man, which shall also for the
                           purpose of this Agreement be treated as within the
                           territory of the European Economic Area.

"Year of this Agreement"   the period commencing on 1st January in any year and
                           ending on 31st December in the same year.

     (b) The masculine shall include the feminine, the singular shall include the plural and person shall include a body corporate or partnership and vice versa.

     (c) Any reference in this Agreement or in the Schedules by name to any document issued by BMW GB or the Manufacturer shall include any document amending or replacing the same from time to time.

                                 FIRST SCHEDULE

                            CONSIGNMENT - (VEHICLES)

BMW Vehicles will be supplied on consignment to the Dealer by BMW GB on the terms and conditions set out in this Schedule.

1. The Dealer will receive from BMW GB Dealer Order Objectives showing the BMW Vehicles allocated to it during any Year of this Agreement.

2. The Dealer will within the time specified in the Dealer Order Objectives take delivery, using the forms supplied by BMW GB, of BMW Vehicles allocated.

3. The Dealer will pay or arrange payment to BMW GB by direct debit on taking delivery of each BMW Vehicle a sum equal to the Invoice Sum of each BMW Vehicle or any lesser sum agreed by BMW GB but excluding the amount chargeable by reference to value added tax and any car tax.

4. (i) BMW GB will arrange transport of each BMW Vehicle to the Dealer's business premises.

     (ii) When a BMW Vehicle is delivered the Dealer will ensure that it is inspected for any damage or defects by a responsible person who, when such inspection has been carried out, should sign the carrier's receipt form. Should any BMW Vehicle have been damaged in transit the Dealer should immediately notify the carrier of such damage in writing. The Dealer will deal with any claim against the carrier in accordance with instructions issued from time to time by BMW GB.

5. The Dealer will notify BMW GB immediately of the occurrence of any of the said events set out in the paragraph 11 of this Schedule stating the date and nature of the event.

6. Forthwith upon the happening of any of the events specified in paragraph 11 of this Schedule the relevant BMW Vehicle(s) will be deemed to be sold to the Dealer by BMW GB on the terms and conditions set out in the Second Schedule hereto and the Dealer will forthwith upon receipt of an invoice from BMW GB pay to BMW GB by direct debit the amount of value added tax and any car tax chargeable on the sale by BMW GB plus any balance due in respect of the Invoice Sum.

7. The Dealer will indemnify BMW GB from and against loss of and all damage caused to each of the BMW Vehicles during the period (hereinafter called "the Risk Period") commencing at the time on which each of the BMW Vehicles arrives at the Dealer's business premises and ending on the earliest to occur of the following three events:

     (i)  the date of sale of each such BMW Vehicle; or

     (ii) the date on which each such BMW Vehicle is returned to any premises of BMW GB pursuant to paragraph 9 of this Schedule or Clause 12.3 (d) of this Agreement; or

     (iii) the date on which each such BMW Vehicle is delivered, with the prior written consent of BMW GB, to the premises of another BMW Dealer under a so called "swap arrangement";

          and for this purpose will effect with an insurance company or underwriter of repute and continue in force during the currency of this Agreement at its own expense a policy or policies of insurance on each of the BMW Vehicles for the Risk Period against all risks in a sum not less than the amount of the Invoice Sum of the BMW Vehicles.

          The Dealer will produce to BMW GB on demand satisfactory evidence of such insurance together with proof of payment of the current premiums.

8.   The Dealer undertakes whilst any BMW Vehicle is on consignment:

     (i) not to alter in any way the specification of or type of equipment fitted to any BMW Vehicle without the prior written consent of BMW GB;

     (ii) to keep each BMW Vehicle properly housed in the Dealer's business premises or other premises previously approved in writing by BMW GB under proper supervision and to take all reasonable precautions for the safety thereof;

     (iii) not to remove any BMW Vehicle from the premises referred to in clause
          (ii) without the prior written consent of BMW GB;

     (iv) to allow any BMW Vehicle to be inspected by the servants or agents of BMW GB at any reasonable time;

     (v) to keep accurate records showing the history of each BMW Vehicle from the time of receipt hereunder to the happening of any of the events specified in paragraph 11 of this Schedule;

     (vi) to make returns to BMW GB of stocks of BMW Vehicles on consignment at the close of business on such dates as are specified by BMW GB from time to time and on every day preceding the effective date of change in the amount chargeable by reference to value added tax and any car tax and such other returns as BMW GB may from time to time require;

     (vii) not to do anything that might cause the insurance policy or policies effected pursuant to paragraph 7 of this Schedule to be avoided by the insurance company concerned.

9. (i) The Dealer may on giving seven days notice in writing to BMW GB and within three days of the expiration of such notice return at its own expense any BMW Vehicle to BMW GB or to any person nominated by BMW GB in the same condition as when received;

     (ii) BMW GB may by notice in writing demand the return of any BMW Vehicle on consignment and within seven days of such demand the Dealer will either pay for such BMW Vehicle in full or at its own expense return to BMW GB or to any person nominated by BMW GB such BMW Vehicle in the same condition as when received and in case of default by the Dealer BMW GB will either alone or with or by others and without notice be entitled to enter at any time upon the premises where BMW Vehicles may be and remove them.

10. Forthwith upon the return of any BMW Vehicle to BMW GB in accordance with the provisions of paragraph 9 of this Schedule BMW GB shall repay to the order of the Dealer any sum deposited under the provisions of paragraph 3 of this Schedule in respect of each BMW Vehicle thereby affected less any sum considered by BMW GB to be due for loss damage or deterioration to any such BMW Vehicle.

11. Each BMW Vehicle will be deemed to be sold to the Dealer by BMW GB upon the terms and conditions set out in the Second Schedule of this Agreement upon the happening of any of the following events;

     (i) the BMW Vehicle is the subject of an offer of sale made by the Dealer which is accepted by a person or the subject of an offer to purchase made by a person which is accepted by the Dealer;

     (ii) the despatch by hand or by post of an application to the relevant registration authority for registration of the BMW Vehicle;

     (iii) the commencement of, or the despatch of the BMW Vehicle to another party for, modification adaptation of or addition to the BMW Vehicle (other than maintenance repair or the addition of any "slip-on-" type of accessory solely for sales promotion and not to the order of a Customer) or the giving of written instructions therefor;

     (iv) the BMW Vehicle is let out by the Dealer on hire or made the subject of a contract hire agreement;

     (v) the BMW vehicle is made subject to a hire purchase agreement, credit sale agreement, charge, lien, or bill of sale;

     (vi) the BMW Vehicle is used on the road for demonstration purposes;

     (vii) the BMW Vehicle is purchased by the Dealer or applied or appropriated by the Dealer to stock or for its own use or that of another person;

     (viii) the specification of or type of equipment fitted to the BMW Vehicle is altered without the prior written consent of BMW GB;

     (ix) the BMW Vehicle is transferred to another BMW Dealer otherwise than under cover of a valid sale or return agreement or under a "swap arrangement" in either case approved by BMW GB; or

     (x) the Dealer retains the BMW Vehicle for a period of more than 90 days or such other period specified by BMW GB from the date of its delivery to the Dealer Provided always that the parties hereto may extend such period in respect of any one or more of the BMW Vehicles on consignment by agreement in writing made before the said period would otherwise have expired for such further period (expiring not later than 12 months after the date of delivery of such vehicle to the Dealer) as they may agree.

                                 SECOND SCHEDULE

                        CONDITIONS OF SALE: BMW VEHICLES

BMW Vehicles will be sold to the Dealer by BMW GB on the terms and conditions set out in this Schedule.

1.   Orders

     (i) BMW GB will not be bound to supply the Dealer with any BMW Vehicle ordered until it sends the Dealer written confirmation of its acceptance of the Dealer's order which acceptance will not be despatched until BMW GB has confirmation from the Manufacturer that it will be able to manufacture the BMW Vehicle ordered.

     (ii) Each BMW Vehicle will normally be ready for despatch from the Distribution Centre not later than 4 months after the date upon which BMW GB has despatched its written acceptance of the Dealer's order.

     (iii) Notwithstanding the foregoing, any delivery date or delivery period quoted by BMW GB is a business estimate only and time will not be of the essence.

2.   Specifications

     BMW GB reserves the right to alter the design and specification of any BMW Vehicle or part thereof.

3.   Prices

     The price payable by the Dealer for each BMW Vehicle will be the price published in BMW GB's wholesale price list current at the date on which the relevant sale invoice is produced plus value added tax and any car tax.

4.   Delivery

     (i) BMW GB will arrange transport of each BMW Vehicle to the Dealer's business premises.

     (ii) When any BMW Vehicle is delivered the Dealer must ensure that it is inspected for any damage or defects by a responsible person who, when such inspection has been carried out, should sign the carrier's receipt form. Should any BMW Vehicle have been damaged in transit the Dealer should immediately notify the carrier of such damage in writing. The Dealer will deal with any claim against the carrier in accordance with instructions issued from time to time by BMW GB.

     (iii) The Dealer will pay to BMW GB any cost incurred in connection with the delivery of each BMW Vehicle from the Distribution Centre to the Dealer's business premises.

5.   Risk

     Risk in each BMW Vehicle will pass to the Dealer upon delivery thereof to the Dealer's business premises.

6.   Retention of Property

     (i) The property in and legal and beneficial ownership of each BMW Vehicle sold by BMW GB to the Dealer shall remain in BMW GB until the Dealer has paid to BMW GB:

          (a)  the full Invoice Sum in respect thereof; and

          (b) the full Invoice Sum in respect of any other goods the subject of any other contract with BMW GB.

          Provided that sub-clauses (a) and (b) shall be construed and receive effect each as a separate clause and accordingly in the event of either of them being for any reason whatsoever unenforceable according to its terms, the other shall remain in full force and effect.

     (ii) So long as the property in and legal and beneficial ownership of any BMW Vehicle sold by BMW GB to the Dealer remains in BMW GB, BMW GB shall have the right, with or without prior notice to the Dealer, to retake possession of any such BMW Vehicle and for that purpose to enter upon any premises where any such BMW Vehicle is stored or is reasonably thought to be stored in any of the following events:

          (a) The Dealer is in default of any of its obligations under any agreement with BMW GB; or

          (b) The Dealer (not being a company, but including, in the case of a firm, the firm or any partner therein) commits an available act of bankruptcy, or becomes apparently insolvent, or (being a company) does anything or fails to do anything which would entitle any person to present a petition for winding up, or does anything or fails to do anything which would enable insolvency proceedings to be commenced, or (being a partnership) is dissolved; or

          (c) The Dealer does anything or fails to do anything which would entitle a person to appoint a Receiver or entitle a Receiver or a person appointed by a Court to take possession of any of its assets; or

          (d) The Dealer makes any assignment, agreement or composition with or executes any trust deed for creditors or ceases or threatens to cease to trade or dies or repudiates the agreement or is otherwise unable to pay its debts as they fall due.

     (iii) If the Dealer resells any BMW Vehicle before beneficial ownership of the BMW Vehicle has vested in it and BMW GB loses title to the BMW Vehicle in consequence, BMW GB's beneficial entitlement shall attach to the proceeds of sale (which expression includes any right to or claim for such proceeds) and the Dealer shall hold such proceeds of sale in trust for BMW GB and keep them separate from other money.

     (iv) The Dealer acknowledges that it is in possession of each BMW Vehicle sold by BMW GB to the Dealer solely as a fiduciary for BMW GB until such time as the Dealer has paid to BMW GB:

          (a)  the full Invoice Sum in respect thereof; and

          (b) the full Invoice Sum in respect of any other goods the subject of any other contract with BMW GB.

          Provided that sub-clauses (a) and (b) shall be construed and receive effect each as a separate clause and accordingly in the event of either of them being for any reason whatsoever unenforceable according to its terms, the other shall remain in full force and effect.

     (v) The Dealer will advise BMW GB immediately of any action by third parties, (for example, creditors of the Dealer), concerning any BMW Vehicle the property in which has not passed to the Dealer.

     (vi) BMW GB may maintain an action for the price of each BMW Vehicle sold notwithstanding that the property in such BMW Vehicle may not have passed to the Dealer.

7.   Payment

     (i) Unless otherwise agreed the Dealer will make payments to BMW GB in accordance with the direct debit procedure operated by BMW GB

     (ii) Should any sum payable under this Agreement by the Dealer to BMW GB be overdue BMW GB reserves the right to suspend all further deliveries of BMW Vehicles.

8.   Warranty and Exclusion

     (i) BMW GB warrants to the Dealer that a BMW Vehicle will be free from defects in materials and workmanship for one year beginning with the date of the first registration.

     (ii) If a valid claim arises in respect of a tyre, the Dealer will make a claim against the manufacturer of the tyre or its agent in the United Kingdom and in the event that the Dealer shall fail to obtain satisfaction in respect thereof, BMW GB will accept responsibility for such claim on receipt of satisfactory evidence that the Dealer has used its best endeavours in pursuing its claim against such manufacturer or agent.

     (iii) No claim under warranty will be considered unless the defect has been notified to BMW GB without delay and a warranty claim has been made in accordance with the provisions of the Fourth Schedule hereto.

     (iv) BMW GB will deal with any warranty claim in accordance with the provisions of the Fourth Schedule hereto.

     (v) BMW GB warrants to the Dealer that any BMW Part fitted pursuant to a warranty claim will be free of defects from the date of installation in a BMW Vehicle under warranty until the expiration of the warranty period for such vehicle.

     (vi) The warranty does not apply if there is non-compliance with the Warranty Guidelines set out in any relevant Warranty and Service Handbook issued by BMW GB from time to time.

     (vii) The warranty will not be affected by any change of ownership of the BMW vehicle.

     (viii) The warranty given by BMW GB is in substitution for and to the entire exclusion of any condition term or warranty relating to the quality or fitness of any BMW Vehicle whether express or implied by statute common law or otherwise howsoever.

                                 THIRD SCHEDULE

                                 PARTS BUSINESS

                  A: CONDITIONS OF SALE AND DELIVERY: BMW PARTS

BMW Parts will be sold and delivered to the Dealer by BMW GB on the terms and conditions set out in this Schedule.

1.   Orders

     (i) The Dealer will place all orders for BMW Parts in the manner specified by BMW GB from time to time.

     (ii) BMW Parts will be despatched to the normal address within the Territory used by BMW GB to invoice the Dealer unless otherwise requested in writing by the Dealer.

     (iii) BMW GB will endeavour to comply with any delivery time quoted by it to the Dealer but any delivery time quoted by BMW GB is a business estimate only and time shall not be of the essence.

2.   Specifications

     BMW GB reserves the right to alter the specification of any BMW Part sold hereunder from that shown in any of its current price lists or other publications provided that the functioning of the BMW Part will not be adversely affected thereby.

3.   Prices

     The price payable by the Dealer for any BMW Part will be the recommended retail price published in BMW GB's price list current at the date on which the relevant invoice is produced subject to any discounts that may have been determined by BMW GB at the date of invoice. Any price quoted for the BMW Parts will be exclusive of the costs of any special packaging required by the Dealer.

4.   Delivery

     (i) It will be the Dealer's responsibility to examine each BMW Part as soon as practicable following delivery and to notify BMW GB whether or not the BMW Part has been delivered in a satisfactory condition. Should any BMW Part have been damaged in transit or be missing from the delivery the Dealer should immediately notify BMW GB of such damage or shortfall in the manner specified by BMW GB from time to time by 12 midday on the day of delivery unless otherwise agreed by BMW GB in writing. The Dealer will handle any claim in accordance with instructions issued from time to time by BMW GB. Any BMW Parts returned to BMW GB by the Dealer will be at the expense and risk of the Dealer unless returned on BMW GB's delivery vehicles.

     (ii) BMW GB will bear the cost of any carriage charges relating to orders placed by the Dealer except that the Dealer will pay any charge made by BMW GB for orders delivered at the request of the Dealer outside the normal delivery schedules of BMW GB from time to time applicable.

5.   Risk

     Risk in each BMW Part will pass to the Dealer upon delivery thereof to the Dealer's business premises or to such other destination as may have been specified by the Dealer.

6.   Retention of Property

     (i) The property in and legal and beneficial ownership of each BMW Part sold by BMW GB to the Dealer shall remain in BMW GB until the Dealer has paid to BMW GB:

          (a)  the full Invoice Sum in respect thereof and

          (b) the full Invoice Sum in respect of any other goods the subject of any other contract with BMW GB.

          Provided that sub-clauses (a) and (b) shall be construed and receive effect each as a separate clause and accordingly in the event of either of them being for any reason whatsoever unenforceable according to its terms, the other shall remain in full force and effect.

     (ii) So long as the property in and legal and beneficial ownership of any BMW Part sold by BMW GB to the Dealer remains in BMW GB, BMW GB shall have the right, with or without prior notice to the Dealer, to retake possession of any such BMW Part and for that purpose to enter upon any premises where any such BMW Part is stored or is reasonably thought to be stored in any of the following events:

          (a) The Dealer is in default of any of its obligations under any agreement with BMW GB; or

          (b) The Dealer (not being a company, but including, in the case of a firm, the firm or any partner therein) commits an available act of bankruptcy or becomes apparently insolvent, or (being a company) does anything or fails to do anything which would entitle any person to present a petition for winding up, or does anything or fails to do anything which would enable insolvency proceedings to be commenced, or (being a partnership) is dissolved; or

          (c) The Dealer does anything or fails to do anything which would entitle a person to appoint a Receiver or entitle a Receiver or a person appointed by a Court to take possession of any of its assets; or

          (d) The Dealer makes any assignment, agreement or composition with or executes any trust deed for creditors or ceases or threatens to cease to trade or dies or repudiates the Agreement or is otherwise unable to pay its debts as they fall due.

     (iii) If the Dealer resells any BMW Part before beneficial ownership of the BMW Part has vested in it and BMW GB loses title to the BMW Part in consequence, BMW GB's beneficial entitlement shall attach to the proceeds of sale (which expression includes any right to or claim for such proceeds) and the Dealer shall hold such proceeds of sale in trust for BMW GB and keep them separate from other money.

     (iv) The Dealer acknowledges that it is in possession of each BMW Part sold by BMW GB to the Dealer solely as a fiduciary for BMW GB until such time as the Dealer has paid to BMW GB:

          (a)  the full Invoice Sum in respect thereof; and

          (b) the full Invoiced Sum in respect of any other goods the subject of any other contract with BMW GB

          Provided that sub-clauses (a) and (b) shall be construed and receive effect each as a separate clause and accordingly in the event of either of them being for any reason whatsoever unenforceable according to its terms, the other shall remain in full force and effect.

     (v) The Dealer will advise BMW GB immediately of any action by third parties, (for example, creditors of the Dealer), concerning any BMW Part the property in which has not passed to the Dealer.

     (vi) BMW GB may maintain an action for the price of each BMW Part sold notwithstanding that the property in such BMW Part may not have passed to the Dealer.

     (vii) Until such time as the Dealer becomes the owner of any BMW Part, the Dealer will store such BMW Part on his premises separately from his own goods or those of any other person and in a manner which makes the BMW Part readily identifiable as the goods of BMW GB, but if the BMW
          Part is not so stored, it shall be assumed that all BMW Parts remaining in stock with the Dealer were those BMW Parts most recently delivered by BMW GB and that BMW Parts have been sold by the Dealer on a first in first out basis.

     (viii) If any BMW Part, the property of BMW GB, is admixed with goods the property of the Dealer or is processed with or is incorporated therein, the product thereof shall become and/or shall be deemed to be the sole and exclusive property of BMW GB. If any BMW Part, the property of BMW GB is admixed with goods the property of any person other than the Dealer or is processed with or incorporated therein, the product thereof shall become and/or shall be deemed to be owned in common with the other person.

7.   Payment

     (i) Unless otherwise agreed the Dealer will make payment to BMW GB in accordance with the direct debit procedure operated by BMW GB.

     (ii) Payment for the BMW Parts will be made at the end of the month following the month in which BMW GB's invoice is provided.

     (iii) Should any sum payable under this Agreement by the Dealer to BMW GB be overdue BMW GB reserves the right to suspend all further deliveries of BMW Parts.

8.   Packaging

     Unless otherwise advised BMW GB's packaging material identified as returnable (including pallets and roll cages) should be returned to BMW GB in accordance with instructions issued by BMW GB from time to time. If such packaging materials are returned to BMW GB in a damaged condition the Dealer will reimburse BMW GB therefor.

9.   Complaints

     Complaints in respect of incomplete consignments, of consignments which do not comply with the type and quantity ordered, or which comprise BMW Parts showing recognisable external defects, are to be notified to BMW GB in the form and manner specified by BMW GB from time to time. Failing notification in the foregoing manner, the consignment will be deemed to have been accepted by the Dealer without reservation.

10.  Warranty obligation and Exclusion

     (i) BMW GB warrants to the Dealer that unless a longer period is specified in the Parts Guide a BMW Part will be free from defects in material and workmanship for twelve months from sale to a Customer or, if the BMW Part is installed by the Dealer into a BMW Vehicle from the date of installation, subject to the limitation set out in paragraph 8(v) of the Second Schedule.

     (ii) No claim under warranty will be considered unless the defect has been notified to BMW GB without delay and a warranty claim has been made in accordance with the provisions of the Fourth Schedule hereto.

     (iii) BMW GB will deal with any warranty claim in accordance with the provisions of the Fourth Schedule hereto.

     (iv) The warranty does not apply if there is non-compliance with the Warranty Guidelines set out in any relevant Warranty and Service Handbook, or other warranty document related to BMW Parts, issued by BMW GB from time to time.

     (v) Any warranty will not be affected by any change of ownership of the BMW Part in question.

     (vi) The warranty given by BMW GB is in substitution for and to the entire exclusion of any condition term or warranty relating to the quality or fitness of any BMW Parts whether express or implied by statute common law or otherwise howsoever.

11. BMW GB operates a buyback system in accordance with arrangements and on conditions notified by BMW GB from time to time in which the Dealer is free to participate.

                               B: PARTS STANDARDS

The following provisions give details of the standards required of the Dealer in providing a parts service that meets the standard demanded by BMW Customers.

1.   Inventory-keeping of BMW Parts

     The Dealer will maintain an appropriate stock of BMW Parts to conform to Clause 4.3 of this Agreement.

     In addition to the storing guidelines in this Schedule the Dealer will:

     - accept and store deliveries of BMW Parts which are supplied by BMW GB free of charge in connection with recall measures, even though no explicit order for them has been placed:

     - accept and pay for the BMW GB recommended dealer kit of service items for new vehicles and revised models of existing vehicles. Advance information will be given and costs kept to a minimum.

     The Dealer will install and operate systems to control its stock in accordance with reasonable BMW GB requirements.

2.   Parts Exchange Service

     The exchange programme and processing details are detailed in separate literature issued by BMW GB

3.   Stock Orders

     Subject to clause 4.3.3 of this Agreement, stock orders will be submitted by the Dealer to properly replenish its warehouse with BMW Parts. In this connection orders will be placed in accordance with arrangements notified by BMW GB to the Dealer which must be strictly maintained.

4.   Emergency Orders

     In the event of an unexpected demand and in unforeseen cases of special urgency the Dealer may place an emergency order for the purpose of a short-term delivery of BMW Parts. Deliveries made on account of emergency orders may be charged with reduced discount determined by BMW GB from time to time.

5.   Warehouse Equipment

     Buildings and areas in which BMW Parts are stored and/or sold are to be equipped and maintained in a manner to meet the requirements of BMW GB and the standard expected by BMW Customers.

     The warehouse is to be set up and equipped in such a manner that:

     - all categories of BMW Parts may be stored with maximum protection against the danger of damage while the available space is being used most efficiently;

     - efficient acceptance of the delivered BMW Parts by the Dealer is provided, in accordance with BMW GB requirements notified to the Dealer from time to time;

     - assembly space, special packing material and transportation facilities are provided for the shipment of BMW Parts;

     - the office space from which the storage space is managed is arranged adjoining the warehouse if possible.

     - counter facilities are in accordance with requirements specifed by BMW GB from time to time.

6.   Warehouse Size

     The size of the warehouse must be large enough to hold the volume of BMW Parts which is required by the volume of the services rendered by the Dealer, with consideration of demands by its own workshop, trade and cash sales. The standard of the warehouse has to be such that rational, economical and functional stock-keeping is facilitated in compliance with the Dealer's sales volume.

     Suggested values to determine the size of the warehouse are available from BMW GB.

7.   Personnel

     The requirements relating to personnel and training are as notified by BMW GB from time to time.

8.   Obligations to Maintain a Supply of Documentation of Parts

     For the purposes of information and efficiency sufficient quantities of technical literature, microfilm reading devices, parts service leaflets, electronic data reading devices and any other relevant devices for similar purposes should be maintained by the Dealer.

     In case of the new publication of a leaflet one copy will be furnished free of charge to the Dealer. The Dealer may obtain additional copies which will be charged to the Dealer's account. Microfilms and other film material relating to parts service will be delivered to the Dealer and charged to its account.

     The Dealer also will receive amendments of the parts literature, which also will be charged to its account. The Parts data media updating service operates by exchanging new data media against the old. The old data media are to be returned to BMW GB at the instruction of BMW GB. All microfilm and data media supplied by BMW GB remain confidential to BMW GB who also own the copyright therein and the Dealer shall not part with possession thereof to any third party or make any copies thereof.

9.   Parts Business Activities

     BMW GB endeavours to assist the Dealer in handling the duties assigned to it by BMW GB for the parts business. For this purpose BMW GB will engage regional managers. These regional managers will advise and assist the Dealer in building up and maintaining an effective organisation of the Dealer's parts business to provide the highest level of Customer Service. At the request of BMW GB the Dealer will assist BMW GB in carrying out parts analyses research and planning operations.

     In order to facilitate effective assistance to the Dealer it will be essential that the Dealer provides the regional manager with all required information and grants him access to any necessary documentation.

     In this connection the Dealer will regularly and in compliance with the wishes of BMW GB pursue and conduct a market analysis with a view to competition in the parts business. In addition the Dealer will supply statistical information in the form reasonably required by BMW GB from time to time.

10.  Architectural and Equipment Consultation

     In the event of major building and equipment projects in respect of the Dealer's parts business BMW GB will assist the Dealer as far as possible with regard to the planning and organisation of its storage area. In such cases the dealer will co-operate closely with the employees of BMW GB.

11.  Publicity and Sales Promotion

     In addition to its own publicity campaigns the Dealer will participate in national promotional activities of BMW GB and other promotional activities agreed with BMW GB as being suitable for the Dealer. For this purpose BMW GB will furnish the Dealer with promotional material which is suitable for the appropriate campaign, either free or upon reasonable payment, as determined by BMW GB.

                                 FOURTH SCHEDULE

                         WARRANTY AND CLAIMS PROCEDURES

1.   General

     This Schedule governs the handling of warranty claims resulting from sales of Contract Goods to Customers.

2.   Basis for Warranty and Goodwill settlements

     (i)  Grantor of the Warranty

          The Dealer will provide a warranty in respect of any Contract Goods in accordance with clause 6.3 (b) of this Agreement. In the case of the sale of a BMW Vehicle the giving by the Dealer of a warranty to the Customer in accordance with the Warranty and Service Handbook as supplied by BMW GB from time to time will constitute compliance by the Dealer with its obligation under Clause 6.3 (b) of this Agreement.

     (ii) Goodwill Claims

          BMW GB may in its absolute discretion wholly or partly accept the cost of labour and/or materials incurred in the rectification of defects appearing after the expiration of any warranty period but this shall not imply recognition of any legal liability. Goodwill claims will only be considered if the BMW GB inspection and maintenance servicing has been carried out regularly and correctly in accordance with the service booklet by a BMW Dealer and the Customer has followed the instructions for use and care of the Contract Goods in accordance with any instructions or handbook issued with the Contract Goods.

3.   Performance of Warranty and Goodwill Work

     (i)  General requirements

          The Dealer will use its best endeavours to ensure that warranty and goodwill work is given preference to other services performed by its workshop. Customers in transit from the United Kingdom or abroad have the right to expect any warranty or goodwill repair work essential to the safety and good working order of their BMW Vehicle to be given priority by the Dealer.

     (ii) Investigation of Customer's Claim

          All warranty and goodwill claims made by a Customer must be thoroughly investigated by the Dealer. Should a claim not be justified the Dealer will explain this to the Customer in a suitable manner. The Dealer should only forward a claim to BMW GB if it is convinced that the claim is justified.

     (iii) Order of the Customer

          The Dealer will only undertake warranty or goodwill work for a Customer once the Customer or his authorised agent has signed a formal workshop repair order setting out details of the work to be performed.

     (iv) Method of Warranty and Goodwill Work

          Should a defect be of such a nature that it may be rectified by alternative methods (i.e. repair or the exchange of a complete unit) the most economic method shall be adopted. The interest of the Customer must be suitably observed and, if in doubt, the Dealer should consult BMW GB for advice as to the best method of handling rectification.

     (v)  Authorisation of BMW GB in particular cases

          In deciding whether or not work falls within the terms of the warranty, the Dealer shall rely on its own discretion except that where the repair or replacement of a major unit (as defined by BMW GB from time to time) or paint work the cost of which exceeds the amount specified by BMW GB in the warranty manual or any other item that BMW GB from time to time may stipulate is concerned, the Dealer shall obtain the authorisation of BMW GB before proceeding.

4.   The Handling of Warranty Claims between the Dealer and the Customer.

     The Dealer will perform warranty services free of charge in respect of any Contract Goods delivered by a supplier within the territory of the European Economic Area authorised directly or indirectly by the Manufacturer to the extent that the Dealer will be entitled to reimbursement under the warranty given by BMW GB under Clause 6.3 (a) of this Agreement. The Dealer will perform the said services irrespective of whether the Contract Goods concerned have been purchased from itself or not.

     Where the Dealer performs services for a Customer otherwise than under warranty and makes a goodwill claim in respect thereof to BMW GB the normal charge for services and materials may be made to the Customer in the first instance. If a goodwill claim is accepted in its entirety by BMW GB no costs shall be borne by the Customer and accordingly any sum that has been charged to the Customer will be reimbursed to the Customer by the Dealer.

     Where a goodwill claim is accepted only in part, a proportional refund should be made by the Dealer immediately to the Customer of any charge made to the Customer equivalent to the proportion of the actual cost of effecting the repair to the Dealer that is refunded by BMW GB. The Customer's refund should be the relevant proportion of the price charged to it. The Dealer will inform the Customer immediately if the claim is rejected by BMW GB.

5.   Handling of Warranty Claims between the Dealer and BMW GB

     (i)  Claims

          In order to obtain reimbursement of expenditure incurred in carrying out warranty or goodwill work, the Dealer must submit a claim to BMW GB therefor within the period and in the manner specified by BMW GB from time to time.

     (ii) Requirements of Claims

          Where the Dealer submits a request for reimbursement it must retain available at its premises a workshop order giving complete details of the work carried out together with a mechanically stamped job card to show repair time expended and information as to the name and address of the owner of the vehicle/part concerned, and other means of identifying the vehicle/part. The details set out in the warranty claim must be identical to those in the workshop order.

     (iii) Validation of Claims

          In submitting a warranty claim the Dealer is vouching for the claim and the complete accuracy of the details stated. The Dealer will make a particular effort to supply any details likely to be considered relevant by BMW GB in deciding whether or not to reimburse expenditure as a goodwill claim. Such details will include, but will not be limited to, the mileage, date of registration and details of the previous owners of the BMW Vehicle concerned. Where a claim is made in relation to parts which have already been replaced, details of the original repair will be relevant and must be taken from the relevant invoice.

6.   Reimbursement of Dealer's Expenses

     (i)  General Extent of Reimbursement

          Where BMW GB accepts that a Customer has a valid claim under a warranty given by the Dealer subject to 6 (v) below BMW GB will reimburse the costs of rectifying the defects and will at its option repair or replace defective parts and any other parts or components damaged thereby at the agreed prices/rates for parts and labour. Parts exchanged in this way will become the property of BMW GB and will be returned, at the Dealer's expense and risk unless returned on BMW GB's delivery vehicles, to BMW GB within the time specified in the BMW warranty manual.

     (ii) Reimbursement for Labour

          The Labour costs expended by the Dealer will be paid according to the work/time unit allowable for the work performed in accordance with the BMW GB work/time schedules. Should the Dealer not provide details of the work/time units actually spent on the work performed, costs will be reimbursed by BMW GB on the basis of the actual time expended (provided this is not unreasonable) converted into work/time units. BMW GB will determine the amount to be reimbursed to the Dealer in respect of each work/time unit and will from time to time, review the rate of such allowance. In deciding what charge should be made in respect of each work/time unit, BMW GB will rely upon receiving an accurate return, at intervals specified by BMW GB, setting out the Dealer's overheads in the provision of servicing.

     (iii) Reimbursement for Services rendered by Third Parties

          Where warranty services are rendered by a third party to the order or at the request of the Dealer with the prior consent of BMW GB, BMW GB will reimburse the Dealer the reasonable costs (plus VAT) connected therewith.

     (iv) Examination Right of BMW GB

          BMW GB is authorised to have its representatives examine the proper processing of the warranty claims at the Dealer's premises at any reasonable time. For this purpose the Dealer shall hold ready for inspection by the appropriate BMW GB representative his entire records and vouchers such as workshop orders, time stamp cards and/or control room lists, receipts for parts removed, invoices for replacement parts and BMW GB credit notes in case of goodwill settlements, insofar as these records are connected with warranty and goodwill settlement claims.

          The Dealer shall retain such warranty records in a suitable manner for the period specified in the warranty manual in order that an inspection on short notice will be possible at any time.

     (v)  Non Refundable Costs

          No refund will be made for costs incurred for carrying out the pre-delivery inspection or maintenance or servicing or safety checks or for minor adjustment and resetting or unless otherwise specified by BMW GB. the time expended on diagnosis of the defect.

          Expenditure incurred by the Dealer as a result of incorrect diagnosis of an apparent defect, or inadequate or negligent service work, is not recoverable from BMW GB.

          Also excluded are expenses incurred because of non compliance with technical information furnished by BMW GB or because of non-compliance with recognised rules of servicing and maintenance in the motor trade or costs which result from repair work which has been badly performed.

                                 FIFTH SCHEDULE

                              SERVICE REQUIREMENTS

The following provisions govern the requirements made by BMW GB for Customer service by authorised BMW Dealers. They have the essential purpose of guaranteeing to the Customer a service which meets his reasonable expectations.

1.   Acceptance, Storage and Delivery of BMW Vehicles

     (i)  Acceptance

          The Dealer will accept BMW Vehicles from the BMW GB appointed delivery company in accordance with the requirements of the First and Second Schedules.

     (ii) Storage

          BMW Vehicles stored by the Dealer will be stored in accordance with instructions given by BMW GB from time to time.

     (iii) Delivery to Customers

          With the knowledge that the delivery of BMW Vehicles will affect the Customer's opinion with regard to the quality of the vehicle and customer service, the Dealer will perform the following services and/or actions prior to or at the time of the delivery to the
          Customer:

     (a) Prior to the delivery the Dealer will perform a pre-delivery inspection free of charge to the Customer. In compliance with the service booklet and/or instructions issued from time to time by BMW GB the Dealer will perform the specified works and the Dealer will enter this pre-delivery inspection into the service booklet and certify the entry with its official stamp, date and signature. In the event that the Customer collects the vehicle from BMW GB then BMW GB will perform the pre-delivery inspection on behalf of the Dealer and will charge the Dealer accordingly;

     (b) The Dealer will maintain records for all BMW Vehicles serviced including details of all pre-delivery inspections undertaken;

     (c) Prior to the release of the vehicle the Dealer will check whether all documents belonging to the vehicle as prescribed by the Manufacturer are updated and available, such as the owner's handbook, the service booklet, the register of dealers and emergency service locations, any directions for use etc. These documents shall be handed to the Customer at the time the vehicle is released to him.

     (d) The Dealer will instruct the Customer in the operation of the BMW Vehicle and the regulations and facilities relating to warranty and service before or at the time of handover of the BMW Vehicle.

2.   Performance of Maintenance and Repair Works

     (i)  Obligation of the Dealer

          The Dealer will perform all maintenance and repair work prescribed by BMW GB in compliance with the instructions valid at the time. For this purpose it is necessary that the Dealer uses the special tools and workshop equipment prescribed by BMW GB at the time. The Dealer will make sure that all orders for maintenance and repair work are accepted properly using the repair order forms specified or approved by BMW GB and signed by the Customer.

     (ii) Maintenance Works

          The Dealer will perform all maintenance works within the prescribed intervals in compliance with the BMW GB work instructions valid at the time. The performance of the maintenance work is to be certified in the service booklet.

     (iii) Product Modification Campaigns

          The Dealer will participate in all product modification and/or recall campaigns initiated by BMW GB, and, if required, the Dealer will perform the examination or work prescribed by BMW GB in relation to BMW Vehicles the subject of the campaign, regardless of whether the BMW Vehicles in question have been purchased from the Dealer or not.

          The processing of such campaigns will be governed by the instructions issued by BMW GB or the Manufacturer on each occasion or, if no other arrangements have been made, by the warranty and goodwill-settlement provisions then in effect.

          The Dealer will use its best endeavours to ensure that all BMW Vehicles subject to the product modification or recall campaign sold by it, or serviced by it in accordance with the customer service file, will be produced to it or to an authorised BMW Dealer located most conveniently to the Customer, in order that the appropriate examination and/or modifications may be performed.

          This applies also to affected new BMW Vehicles and vehicles which have been resold in the meantime. In this case the Dealer will endeavour to locate the vehicle owner and to inform him accordingly. Should such efforts remain unsuccessful the Dealer will advise BMW GB in writing.

     (iv) Free Services

          The Dealer will carry out any service specified from time to time by BMW GB as being free to the Customer in respect of the labour content in accordance with separate instructions issued by BMW GB.

3.   Workshop

     (i) The size of the workshop and its associated areas will be as recommended by BMW GB such that all BMW Vehicles sold by the Dealer and all BMW Vehicles being operated in the Territory may be serviced. If several BMW Dealers should be operating in the same Territory this should be duly considered in the determination of the workshop size.

     (ii) Workshop Appearance

          The appearance of the workshop shall be in keeping with the BMW Corporate identity Programme. The Dealer will ensure the workshop and its associated areas are kept clean and tidy at all times.

     (iii) Workshop Equipment

          A faultless performance of the maintenance and repair work on BMW Vehicles requires that the Dealer has available a sufficient quantity of all workshop equipment items prescribed by BMW GB and that these are maintained to the highest standard and are operational at all times.

          The Dealer will ensure that it is equipped with all special tools which are mandatory for the operation of a BMW Dealer service department.

     (iv) Workshop Organisation

          In order that a Dealer's workshop may be operated profitably it is necessary that a workshop organisation is established and regulated in compliance with the best principles of business administration. For this purpose the Dealer shall apply in its individual workshop organisation the instructions and organisational documentation established by BMW GB as notified to the Dealer from time to time. In order to guarantee the profitability of the Customer service the Dealer will appoint a responsible person for the performance and control of suitable business administration measures.

4.   Advice to the Dealer by BMW

     (i)  Architectural and Equipment Advice

          BMW GB and/or its regional manager and other specialists will give advice to the Dealer in respect of the design and layout of the workshop and the requirements in respect of workshop equipment.

     (ii) Advice in regard to Organisation/Business Administration

          The BMW GB regional manager and other appropriate employees of BMW GB will be ready to assist and support the Dealer in regard to all organisational and administrative service questions.

     (iii) Provision of Service Statistics

          Every Dealer needs suitable up-to-date aids to decision making to control and evaluate its workshop results. For this purpose the Dealer will supply service statistical information in the form reasonably required by BMW GB from time to time.

5.   Personnel Requirements

     (i) The Dealer will employ a sufficient number of technically qualified service personnel for the performance of maintenance and repair work in proportion to the BMW Vehicle volume to be serviced by it.

          The number of the required service employees will be governed by the BMW GB recommendations valid at the time.

     (ii) All service employees of the Dealer will wear BMW GB recommended working clothes. The attitude, appearance and technical knowledge of the management personnel of the workshop as well as that of all employees dealing with the Customers (for instance at the service reception etc.) have a vital importance to the image of the BMW customer service. The Dealer will ensure that the appropriate employees are always polite, helpful, efficient, correct and product-supportive in their dealings with Customers.

          The Dealer will immediately investigate any complaint made by a Customer and use its best endeavours to eliminate the cause of the complaint.

     (iii) The Dealer will ensure that the service employees have the required knowledge with regard to the Contract Goods, modern repair methods, methods of workshop management, discipline and organisation and that they know how to react with Customers.

          The Dealer shall assign all service employees to training courses held by BMW GB and/or at training locations determined by BMW GB. In addition the Dealer will regularly provide training and advanced training instructions to its service employees itself.

6.   Service Documentation - Certifications

     (i)  Customer Service Documentation

          BMW GB supplies the Dealer with customer service documentation which must be available to service employees at all times.

          Upon its first appointment as a Dealer BMW GB will supply to the Dealer an initial information pack of customer service documentation. Future orders should be made in the usual manner of ordering parts. The Dealer will stock a sufficient supply of dealer/emergency service lists and Aftersales Marketing Literature to serve as handouts for customers.

7.   Customer Servicing

     (i)  Customer Service

          It is a prerequisite in offering a high level of service to Customers and for the prevention of Customer complaints that the Dealer and its personnel do not make any detrimental remarks concerning BMW GB or the Manufacturer, the Contract Goods, other contractors of BMW GB or the Manufacturer or employees of any of them.

          The Dealer will ensure that the Customer is promptly and correctly advised of any defects which become apparent whilst work is being carried out.

          Repairs must be guaranteed for specific mileage and time periods.

          Methods of payment for service and repairs should be notified to the owner prior to the acceptance of the work.

          Parts replaced during repair or service should be made available for a reasonable period for inspection by the Customer.

          Permission of the Customer should always be sought for additional work which may present itself during service or repair, and his signed approval obtained, if possible.

     (ii) Customer Complaints

          The Dealer will make sure that it satisfactorily clarifies and settles any enquiries and complaints presented by Customers. In exceptional cases only, BMW GB itself will handle such Customer Enquiries, and if it does so, will use reasonable endeavours to ensure that the Dealer is consulted before a decision is given to a Customer. The Dealer will support BMW GB in this regard and in the clarification of any possible questions. BMW GB will counsel and advise the Dealer in a suitable manner of the appropriate correspondence or action to be undertaken.

          Provision will be made for a service goodwill budget under the control of an appropriate manager to allow for policy adjustments to be made to further customer goodwill and retention.

     (iii) Vehicle History and Customer Follow Up File

          In order that the required customer contacts may be maintained it is prescribed that the vehicle history and Customer follow up file, in the form specified by BMW GB, will be set up, maintained and evaluated by an employee of the Dealer responsible therefor.

     (iv) Customer Service Promotion

          The Dealer will carry out all suitable actions to promote Customer retention including providing the highest level of service and ensuring that the Customer is aware of service available from the Dealer, BMW GB and the Manufacturer.

     (v)  Co-operation Between BMW GB and the Dealer

          The BMW GB Aftersales Department is the contact point for all service questions between BMW GB and the Dealer. This department will always advise and assist the Dealer appropriately.

8.   BMW Service Representatives

     (i)  Task of the Regional Manager

          The regional manager of BMW GB will give advice and support to the Dealer in all technical, organisational and administrative customer service questions

     (ii) Co-operation with the Dealer

          To facilitate a smooth service operation the Dealer will comply with all reasonable instructions given in the name of BMW GB through the regional manager.

                                 SIXTH SCHEDULE

                           CORPORATE IDENTITY DETAILS

BMW is one of the world's outstanding motor vehicle manufacturers and enjoys the highest reputation in the eyes of its customers, competitors and the public at large. It is essential that the high standards established in the BMW Identity Programme are maintained at all times.

This Schedule sets out the requirements relating to the appearance and functions of the Dealer to ensure that these standards are maintained.

1.   BMW Identity

     (i) The Dealer will subject to statutory and any other necessary consents provide complete exterior corporate identity of the building, in accordance with the BMW Identity Programme issued by BMW GB as updated from time to time. At all times the highest standards of repair and decoration must be in evidence.

     (ii) A showroom will be provided for the display of BMW Vehicles, and new cars of other makes may only be displayed in the same sales premises if the Dealer has obtained any consents that it is required to obtain from BMW GB.

     (iii) The Dealer will provide interior facilities to the requirements of the BMW Corporate Identity Programme. This will include the provision of a customer contact area in the Dealer's showroom or in a separate area if provision in the showroom is agreed to be impractical. This customer contact area will include customer reception, service reception, parts boutique and retail counter, and customer waiting area, including cloakroom facilities. Decorative finishes and materials will comply with the BMW Corporate Identity Programme as specified by BMW GB from time to time.

     (iv) The Dealer will have BMW Stationery as advised by BMW GB for both internal and external documentation.

2.   Customer Facilities

     Unless otherwise agreed by BMW GB the Dealer will provide an adequate signed parking area, lined out, for its Customers and visitors.

3.   Dealership Vehicles

     Delivery and other commercial vehicles should be painted in accordance with the guidelines provided in the BMW Identity Programme. All vehicles will be maintained in a condition which will support the prestigious image of the BMW marque.

4.   Architectural Advice

     BMW GB will give or arrange to be provided advice to the Dealer in respect of the selection of a suitable site, the preparation of building plans and proposals and the equipping of the Dealer's business premises.

                                   SCHEDULE 7

                                  THE TERRITORY

Dealer Code:

Dealer Name:

Signed by XXXXX
          ---------------------------
for and on behalf of BMW (GB) Limited


Signed by XXXXX
          ---------------------------
for and on behalf of the Dealer

Dated:

                                 EIGHTH SCHEDULE

                              DETAILS OF THE DEALER

Dealer name         :
Trading as          : SYTNER
Registered office   : WOODCOTE HOUSE
                      HARCOURT WAY
                      MERIDIAN
Authorised Premises :
Type of organisation: Private limited company

SHAREHOLDER        OWNERSHIP   PERCENTAGE
-----------        ---------   ----------
SYTNER GROUP LTD                   100

                                                    THE DEALER'S
                              THE DEALER           PARENT COMPANY
                         --------------------   --------------------
Authorised s/capital :
Issued share capital :
Date of incorporation:
Commenced trading    :
Banker               :

OTHER DEALERSHIPS                       DATE    CATEGORY
-----------------                    ---------  --------
KEY PERSONNEL
Dealer Principal   :
Managing Director  :
Sales Director     :
Service Director   :
Parts Director     :
Accountant         :
Company Secretary  :
General Manager    :
Sales Manager      :
Service Manager    :
Parts Manager      :
Commencement date of this Agreement :
Date of this Schedule               :

SIGNED BY                               ) XXXXX
for and on behalf
of BMW (GB) LIMITED                     ) XXXXX
in the presence of:                     )

SIGNED BY                               ) XXXXX
for and on behalf of THE DEALER in the  )
presence of:                            )

XXXXX